Exhibit 99.1

MATADOR RESOURCES COMPANY REPORTS 7% ANNUAL INCREASE IN TOTAL PROVED RESERVES, INCLUDING 17% ANNUAL INCREASE IN PROVED DEVELOPED RESERVES AND 12% ANNUAL INCREASE IN DELAWARE BASIN PROVED RESERVES

DALLAS, Texas, February 17, 2021 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today reported its estimated proved oil and natural gas reserves at December 31, 2020, which showed a 7% year-over-year increase in total proved reserves, including a 17% year-over-year increase in proved developed reserves and a 12% year-over-year increase in Delaware Basin total proved reserves, each as compared to the Company’s oil and natural gas reserves at December 31, 2019.

Joseph Wm. Foran, Matador’s Chairman and CEO, commented, “Matador is pleased today to report a 7% year-over-year increase in our total proved reserves from 252.5 million BOE at December 31, 2019 to 270.3 million BOE at December 31, 2020, an all-time high for Matador. This reserves increase was achieved despite the 31% reduction in oil price and the 23% reduction in natural gas price required to be used in estimating proved reserves at December 31, 2020, as noted in the summary table following my remarks. Further, this increase in total proved reserves reflects organic reserves growth from Matador’s oil and natural gas properties and was achieved despite the reduction in the Company’s operated rig count from six to three during 2020.

“Matador’s year-end 2020 proved reserves also reflect a 17% year-over-year increase in proved developed reserves, which is attributable to the quality of new wells we completed and turned to sales during 2020 and is very important to the continued reaffirmation, and potential future increases, of the borrowing base under our reserves-based credit facility. Further, our total proved reserves in the Delaware Basin increased 12% during 2020 and now comprise approximately 97% of our total proved oil and natural gas reserves.

“Although the Standardized Measure and the PV-10 value of our proved reserves declined 22% and 26%, respectively, from $2.03 billion and $2.25 billion at December 31, 2019 to $1.58 billion and $1.66 billion at December 31, 2020, the decrease was entirely attributable to the reduction in commodity prices noted above. Given the continued strong well results we have achieved throughout our Delaware Basin acreage position, and particularly in the Stateline asset area and the Rodney Robinson leasehold, Matador believes that it is well positioned for more significant growth in its proved reserves volumes and PV-10 value at year-end 2021 as commodity prices recover.”

Proved Reserves, Standardized Measure and PV-10

The following table summarizes Matador’s estimated total proved oil and natural gas reserves at December 31, 2020, 2019 and 2018.

	At December 31,
	2020	2019	2018
Estimated proved reserves:(1)(2)
Oil (MBbl)(3)	159,949	147,991	123,401
Natural Gas (Bcf)(4)	662.3	627.2	551.5
Total (MBOE)(5)	270,332	252,531	215,313
Estimated proved developed reserves:
Oil (MBbl)(3)	69,647	59,667	53,223
Natural Gas (Bcf)(4)	323.2	276.3	246.2
Total (MBOE)(5)	123,507	105,710	94,261
Percent developed	45.7%	41.9%	43.8%
Estimated proved undeveloped reserves:
Oil (MBbl)(3)	90,301	88,324	70,178
Natural Gas (Bcf)(4)	339.1	351.0	305.2
Total (MBOE)(5)	146,825	146,821	121,052
Standardized Measure (in millions)(6)	$1,584.4	$2,034.0	$2,250.6
PV-10 (in millions)(7)	$1,658.0	$2,248.2	$2,579.3
Commodity prices:(2)
Oil (per Bbl)	$36.04	$52.19	$62.04
Natural Gas (per MMBtu)	$1.99	$2.58	$3.10

(1) Numbers in table may not total due to rounding.
(2) Matador’s estimated proved reserves, Standardized Measure and PV-10 were determined using index prices for oil and natural gas, without giving effect to derivative transactions, and were held constant throughout the life of the properties. The unweighted arithmetic averages of first-day-of-the-month prices for the period from January through December 2020 were $36.04 per Bbl for oil and $1.99 per MMBtu for natural gas, for the period from January through December 2019 were $52.19 per Bbl for oil and $2.58 per MMBtu for natural gas and for the period from January through December 2018 were $62.04 per Bbl for oil and $3.10 per MMBtu for natural gas. These prices were adjusted by property for quality, energy content, regional price differentials, transportation fees, marketing deductions and other factors affecting the price received at the wellhead. Matador reports its proved reserves in two streams, oil and natural gas, and the economic value of the NGLs associated with the natural gas is included in the estimated wellhead price on those properties where NGLs are extracted and sold.
(3) One thousand barrels of oil.
(4) One billion cubic feet of natural gas.
(5) One thousand barrels of oil equivalent, estimated using a conversion factor of one barrel of oil per six thousand standard cubic feet of natural gas.
(6) Standardized Measure represents the present value of estimated future net cash flows from proved reserves, less estimated future development, production, plugging and abandonment and income tax expenses, discounted at 10% per annum to reflect the timing of future cash flows. Standardized Measure is not an estimate of the fair market value of Matador’s properties.
(7) PV-10 is a non-GAAP financial measure. For a reconciliation of PV-10 (non-GAAP) to Standardized Measure (GAAP), please see “Supplemental Non-GAAP Financial Measures.” PV-10 is not an estimate of the fair market value of Matador’s properties.

The proved reserves estimates presented for each period in the table above were prepared by the Company’s internal engineering staff and audited by an independent reservoir engineering firm,

Netherland, Sewell & Associates, Inc. These proved reserves estimates were prepared in accordance with the Securities and Exchange Commission’s rules for oil and natural gas reserves reporting and do not include any unproved reserves classified as probable or possible that might exist on Matador’s properties.

For a reconciliation of PV-10 (non-GAAP) to Standardized Measure (GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

Total Proved Reserves at December 31, 2020 Increased 7% Year-Over-Year and Proved Developed Reserves Increased 17% Year-Over-Year

•Matador’s total proved oil and natural gas reserves increased 7% year-over-year from 252.5 million barrels of oil equivalent (“BOE”) (59% oil, 42% proved developed, 92% Delaware Basin), consisting of 148.0 million barrels of oil and 627.2 billion cubic feet of natural gas, at December 31, 2019 to 270.3 million BOE (59% oil, 46% proved developed, 97% Delaware Basin), consisting of 159.9 million barrels of oil and 662.3 billion cubic feet of natural gas, at December 31, 2020. Oil, natural gas and total proved reserves at December 31, 2020 were each at all-time highs for Matador. Estimated total proved oil and natural gas reserves increased 26%, or 55.0 million BOE, over the last two years from 215.3 million BOE (57% oil, 44% proved developed, 89% Delaware Basin) at December 31, 2018.

•At December 31, 2020, the Standardized Measure and the PV-10, a non-GAAP financial measure, of Matador’s total proved oil and natural gas reserves decreased 22% and 26% to $1.58 billion and $1.66 billion from $2.03 billion and $2.25 billion, respectively, at December 31, 2019. The decrease in both Standardized Measure and PV-10 of Matador’s proved oil and natural gas reserves at December 31, 2020 resulted primarily from the significant decrease in both oil and natural gas prices used to estimate proved reserves at December 31, 2020, as compared to December 31, 2019. At December 31, 2020, the oil and natural gas prices used to estimate total proved reserves were $36.04 per barrel (a 31% decrease) and $1.99 per MMBtu (a 23% decrease), respectively, as compared to $52.19 per barrel and $2.58 per MMBtu, respectively, at December 31, 2019.

•Matador’s proved developed oil and natural gas reserves increased 17% year-over-year from 105.7 million BOE (56% oil), consisting of 59.7 million barrels of oil and 276.3 billion cubic feet of natural gas, at December 31, 2019 to 123.5 million BOE (56% oil), consisting of 69.6 million barrels of oil and 323.2 billion cubic feet of natural gas, at December 31, 2020. Proved developed oil, natural gas and total reserves at December 31, 2020 were each at all-time highs for Matador.

•The increase in Matador’s proved reserves during 2020 also included net upward revisions to prior reserves estimates of 9.8 million BOE. These upward revisions to prior estimates resulted primarily from better-than-expected well performance associated with a number of wells throughout the Delaware Basin, which more than offset downward revisions associated with the lower commodity prices used to evaluate proved reserves at December 31, 2020.

•Matador’s Delaware Basin total proved reserves increased 12% year-over-year from 232.8 million BOE (60% oil), consisting of 139.6 million barrels of oil and 559.2 billion cubic feet of natural gas, at December 31, 2019 to 261.9 million BOE (60% oil), consisting of 156.3 million barrels of oil and 633.5 billion cubic feet of natural gas, at December 31, 2020. At December 31, 2020, the Delaware Basin comprised 97% of the Company’s total proved oil and natural gas reserves, including 98% of its proved oil reserves and 96% of its proved natural gas reserves. Delaware Basin oil, natural gas and total proved reserves at December 31, 2020 were each at all-time highs for Matador.

•Matador’s proved undeveloped reserves at December 31, 2020 were unchanged at 146.8 million BOE, as compared to December 31, 2019, as the net additions to the Company’s proved undeveloped reserves offset the conversion of reserves from proved undeveloped reserves to proved developed reserves during 2020. Matador’s proved undeveloped oil reserves increased 2% from 88.3 million barrels at December 31, 2019 to 90.3 million barrels at December 31, 2020. Proved undeveloped natural gas reserves decreased 3% from 351.0 billion cubic feet at December 31, 2019 to 339.1 billion cubic feet at December 31, 2020. These changes in proved undeveloped reserves were primarily the result of net increases in Matador’s proved undeveloped reserves in the Delaware Basin, which were offset by the removal of certain proved undeveloped reserves from total proved reserves at December 31, 2020, primarily in the Eagle Ford shale and the Haynesville shale, resulting primarily from the large declines in oil and natural gas prices used to estimate proved reserves at December 31, 2020, as compared to December 31, 2019.

Supplemental Non-GAAP Financial Measures
PV-10

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of the Company’s properties. Matador and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. PV-10 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by adding the discounted future income taxes associated with such reserves to the Standardized Measure.

(in millions)	At December 31, 2020	At December 31, 2019	At December 31, 2018
Standardized Measure	$1,584.4	$2,034.0	$2,250.6
Discounted future income taxes	73.6	214.2	328.7
PV-10	$1,658.0	$2,248.2	$2,579.3

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.
Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; the impact of the worldwide spread of the novel coronavirus, or COVID-19, on oil and natural gas demand, oil and natural gas prices and our business; the operating results of the Company’s midstream joint venture’s Black River natural gas cryogenic processing plant; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering and transportation systems and the drilling of any additional produced water disposal wells; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
(972) 371-5225
investors@matadorresources.com